UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2021

Argo Group International Holdings, Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-15259	98-0214719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

90 Pitts Bay Road P.O. Box HM 1282 Hamilton HM FX	P.O. Box HM 1282
Pembroke HM 08	Hamilton HM FX
Bermuda	Bermuda
(Address, Including Zip Code, of Principal Executive Offices)	(Mailing Address)

Registrant’s telephone number, including area code: (441) 296-5858

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $1.00 per share	ARGO	New York Stock Exchange
Guarantee of Argo Group U.S., Inc. 6.500% Senior Notes due 2042	ARGD	New York Stock Exchange
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Resettable Fixed Rate Preference Share, Series A, par value $1.00 per share	ARGOPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

Please refer to the disclosure set forth in Item 8.01 below, incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

Argo Group International Holdings, Ltd. (the “Company”) has prepared a presentation that will be used in conjunction with its investor update webcast which will be held on Friday, March 12, 2021 at 10:00 a.m. Eastern Time. A copy of this presentation is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Exhibit 99.1 is furnished pursuant to Item 7.01 of this Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events

As previously reported on March 1, 2021, the Company’s Form 10-K filing for the fiscal year ended December 31, 2020 (the “2020 10-K”) was delayed due to the unforeseen consequences of the recent winter storms in San Antonio, Texas, the location of the Company’s primary financial reporting center, which caused widespread power outages in the area. Further, in connection with the preparation, review and audit of the Company’s 2020 10-K, management identified and corrected certain immaterial errors in the Company’s historical financial statements primarily related to the accounting for (1) foreign currency exchange gains and losses associated with a specific reinsurance contract and (2) errors in the Company’s tax provision primarily related to the Company’s allocation of certain corporate level expenses to its subsidiary companies, as well as other previously identified immaterial errors.

As a result of the adjustments identified above, certain financial results vary from those furnished in our earnings press release filed with the Securities and Exchange Commission as an exhibit to the Company’s Form 8-K on February 17, 2021. Each variation is immaterial to the Company’s financial statements. For the quarter and year ended December 31, 2020, such variations include a reduction in the net loss attributable to common shareholders of $16.2 million and $17.8 million, respectively; an improvement in combined ratio of 0.4% and 0.2%, respectively; and a reduction in the expense ratio by 0.3% and 0.2%, respectively. Each of the adjustments will be reflected in the 2020 10-K.

Further, as a result of the adjustments identified above, management re-evaluated its assessment of the effectiveness of its internal control over financial reporting. Management concluded that certain design and operating effectiveness deficiencies in the Company’s internal controls, when evaluated collectively, aggregated to a material weakness in internal control. The deficiencies in the Company’s internal controls included deficiencies related to the timeliness and completeness of internal communication of certain relevant financial information within the Company as well as in controls that used such information. These matters were identified in the following areas: intercompany transactions, such as foreign currency exchange gains and losses associated with a specific reinsurance contract, the allocation of certain corporate-level expenses to subsidiary companies, the accounting for federal and state income taxes, including the tax implications of certain intercompany transactions, the completeness and accuracy of information used in recording deferred tax balances, and the timeliness of analyses of income tax accounting.

There have been no material misstatements identified in the Company’s previously issued financial statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

No.	Exhibit

99.1	Argo Group International Holdings, Ltd. Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2021	ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

	By:	/s/ Jay S. Bullock
	Name:	Jay S. Bullock
	Title:	Executive Vice President and Chief Financial Officer